UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 12, 2017

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

[ ]	Emerging growth company
[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective April 28, 2017, William Eric Meek, the former President and Chief Operating Officer of Celadon Group, Inc., a Delaware corporation (the “Company”), resigned. In connection with his resignation, on May 12, 2017, Mr. Meek and the Company entered into a Resignation and Consulting Agreement, General Release, and Non-Competition, Non-Disclosure and Non-Solicitation Agreement (the “Consulting Agreement”).  Under the Consulting Agreement, the Company will pay Mr. Meek $20,000 per month for ten months in exchange for Mr. Meek (i) providing certain consulting services that may be requested by the Company during the ten month period and (ii) agreeing to certain release, non-competition, non-solicitation, non-disparagement, and non-disclosure covenants. The description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT
	NUMBER	EXHIBIT DESCRIPTION
	10.1	Resignation and Consulting Agreement, General Release, and Non-Competition, Non-Disclosure and Non-Solicitation Agreement between Celadon Group, Inc. and William Eric Meek

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: May 18, 2017	By:	/s/ Bobby Peavler
Bobby Peavler Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
10.1	Resignation and Consulting Agreement, General Release, and Non-Competition, Non-Disclosure and Non-Solicitation Agreement between Celadon Group, Inc. and William Eric Meek